LIMITED LIABIILTY CORPORATION DISSOLUTION AND SETTLEMENT AGREEMENT

This "Limited Liability Corporation Dissolution and Settlement Agreement' (this **"Agreement"**) is entered into this 1st day of December 2005 and is between and among Electric Aquagenics Unlimited, Inc., a Delaware corporation (**"EAU"**), American Mold Guard, Inc., a California corporation (**"AMG"**) and Zero Plus, LLC, a Nevada limited liability corporation (**"Zero Plus"**). EAU, AMG and Zero Plus are referred to herein sometimes collectively as the **"Parties"** and individually as the **"Party."**

RECITALS:

WHEREAS, on or about September 2004, EAU and AMG formed Zero Plus, pursuant to a Joint Venture and Development Agreement (the **"Zero Plus Agreement"**), for the purpose of developing and marketing certain products and technologies (referred to herein as the **"Zero Plus Products"**); and

WHEREAS, EAU and AMG are the sole managers of Zero Plus; and

WHEREAS, EAU and AMG developed and commenced marketing the Zero Plus Products in April 2005; and

WHEREAS, EAU has provided capital to Zero Plus in order to enable Zero Plus to develop and market the Zero Plus Products; and

WHEREAS, AMG provided personnel and infrastructure to Zero Plus in order to enable Zero Plus to develop the Zero Plus Products and commence developing a national brand identity associated with the Zero Plus Products; and

WHEREAS, included in the Zero Plus Products are ingredients and proprietary and patented products owned and licensed to both EAU and AMG by Coating System Laboratories, Inc., an Arizona corporation (**"CSL"**); and

WHEREAS, CSL licensed to EAU an international license to market and sell the products identified on Exhibit "**A,**" attached hereto and incorporated herein by reference (the **"EAU Licensed Products"**); and

WHEREAS, CSL and AMG entered into an agreement, whereby CSL agreed to sell certain of its products to AMG, more particularly identified on Exhibit "**B,**" attached hereto and incorporated herein by reference (the **"AMG Products"**); and

WHEREAS, EAU and AMG have determined it to be in the best interests of EAU and AMG to dissolve Zero Plus, according to Section 11.2.1 (B) of the Zero Plus Agreement; and

WHEREAS, the Parties desire to resolve any and all issues surrounding and arising out of Zero Plus, the EAU Licensed Products and the AMG Products in a manner acceptable to all Parties, pursuant to the terms and conditions of this Agreement:

NOW THEREFORE, in consideration of the mutual covenants contained herein, , the Parties agree as follows:

1. **Dissolution of Zero Plus.** Upon the execution of this Agreement, the Parties will prepare, execute and file whatever documents are necessary, and take all other actions necessary or appropriate, in order to dissolve and liquidate Zero Plus. EAU agrees to prepare and arrange for the filing of Articles of Dissolution in conformity with the requirements of Nevada law.

2. **Disposition of Zero Plus's Assets and Liabilities.** Upon the dissolution of Zero Plus, Zero Plus's assets shall be assigned and its liabilities shall be assumed as follows:

(A) **Zero Plus Liabilities; Indemnification.** Attached as Exhibit **"C"** and incorporated herein by reference, is a schedule of Zero Plus's liabilities as of the date hereof (the **"Zero Plus Liabilities"**). EAU agrees to pay, satisfy or otherwise discharge all of the Zero Plus Liabilities, and EAU agrees to indemnify and hold harmless AMG, its officers, directors, agents, employees, consultants and affiliates, from and against any and all claims, demands, lawsuits, allegations, contentions, judgments or awards, related to or arising out of the Zero Plus Liabilities.

(B) **Zero Plus's Assets; Release by AMG.** Attached hereto as Exhibit **"D"** and incorporated herein by reference, is a schedule of Zero Plus's assets (the **"Zero Plus Assets"**). The Parties agree that the Zero Plus Assets shall be transferred and assigned to EAU upon the dissolution of Zero Plus in consideration of the assumption by EAU of the Zero Plus Liabilities and payment of $80,000 to AMG as follows: $20,000 upon execution of this Agreement and the balance of $60,000 upon EAU's acquisition of $10 million in investment capital.

3. **Instruments of Conveyance**. This Agreement is deemed to constitute a deed, bill of sale, endorsement, assignment, or such other instrument of sale, conveyance, transfer, or assignment pursuant to which all right, title, and the Interest of AMG in and to the Zero Plus Assets.

4. **Cross Purchasing of the AMG and the EAU Licensed Products.** The Parties agree that each may purchase products directly from CSL as follows: AMG hereby agrees and consents to EAU's purchasing the AMG Products directly from CSL as long as EAU so desires and may use the AMG Products in all applications, excluding only new residential construction, specifically enjoining EAU from using the AMG Products on new residential dwellings prior to owner or tenant move in. (referred to as **"New Home Construction"**); and EAU hereby agrees and consents to AMG's purchasing the EAU Licensed Products directly from CSL as long as AMG so desires, to be used solely for New Home Construction.

5. **Mutual Release.** In consideration of the mutual promises contained in this Agreement the Parties hereby agree to release, extinguish, forgive, terminate, discharge and waive any claim, demand, assertion, grievance, litigation and/or lawsuit either Party may have against the other Party, including its officers, directors, subsidiaries, employees, agents, consultants or affiliates, whether real, actual, known or unknown, suspected or unsuspected, implied or inchoate, relating to, arising out of or associated with Zero Plus and any and all of its operations accruing from the date Zero Plus was organized through the dissolution of Zero Plus.

6. **Default.** If either Party fails to meet any obligation or duty hereunder or is in default hereunder, the non-defaulting Party shall give written notice to the defaulting Party, specifying such failure, breach, or default to the defaulting Party. If the defaulting Party fails to cure the breach or default within such 30 days, then the non-defaulting Party may seek any and all

remedies available under the laws of the State of Nevada. The Parties further recognize that irreparable damage may result to either Party for violations of this Agreement and that the remedies available at law may be inadequate. Accordingly, in addition to any other remedies or damages available under Nevada, the non-defaulting Party may be entitled to injunctive relief for any violation hereof.

7. **Miscellaneous.** The following are an integral part of this Agreement:

A. **Binding Obligation.** This Agreement shall inure to the benefit of and constitute a binding obligation upon the contracting parties, their respective heirs, legal representatives and permitted assigns.

B. **Modifications**. The Parties may modify this Agreement by a written instrument, signed by the Parties.

C. **Headings**. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way, the meaning or interpretation of any of the terms or provisions of this Agreement.

D. **Sever ability**. The provisions of this Agreement are severable, and in the event any provision hereof shall be deemed to be void, voidable, unenforceable, or invalid, the remainder of this Agreement shall remain in full force and effect and shall be enforceable according to its terms.

E. **Waiver**. Any waiver by any Party hereto of any breach of this Agreement of any kind or character whatsoever by the other Party, whether such waiver is direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other Party.

F. **Applicable Law**. This Agreement shall be interpreted, construed, and enforced according to the laws of the State of Nevada.

G. **Attorneys' Fees**. In the event any Party brings any action or proceeding under this Agreement, the prevailing Party shall be entitled to recover attorneys' fees and costs of court in such an amount as such court may adjudge reasonable.

H. **Assignment**. Neither Party may assign this Agreement without the written consent of the other Party.

I. **Notices**. All notices required or permitted to be given hereunder shall be duly given if delivered or mailed by registered or certified mail, postage prepaid, addressed to the Parties at each Party's last known address. Either Party shall have the right to specify in writing the manner above provided another address to which subsequent notices shall be given. Any notice given hereunder shall be duly given as of the date hand delivered or mailed.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

ELECTRIC AQUAGENICS UNLIMTED, INC.

By: ______________________
Its: Pres ______________________

AMERICAN MOLD GUARD, INC.

By: ______________________
Its: President ______________________

EXHIBIT "A"

THE EAU LICENSED PRODUCTS

EXHIBIT "B"

THE AMG LICENSED PRODUCTS

EXHIBIT "C"

THE ZERO PLUS LIABILITIES

Attached to this document is a Unpaid bills report as of October 12, 2005.

EXHIBIT "D"

THE ZERO PLUS ASSETS